As filed with the Securities and Exchange Commission on April 25, 2024
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AngloGold Ashanti plc
(Exact Name of Registrant as Specified in Its Charter)

England & Wales (State or Other Jurisdiction of Incorporation or Organization)	Not Applicable (I.R.S. Employer Identification No.)

4th Floor, Communications House
South Street
Staines-upon-Thames, Surrey TW18 4PR
United Kingdom
Tel: +44 (0) 203 968 3323
(Address of Principal Executive Offices, Including Zip Code)

2024 Omnibus Incentive Compensation Plan
(Full Title of the Plan)

AngloGold Ashanti North America Inc.
6363 S. Fiddlers Green Circle, Suite 1000
Greenwood Village, CO 80111
United States of America
Tel: +1 (303) 889-0700
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
George A. Stephanakis, Esq.
Cravath, Swaine & Moore LLP
CityPoint, One Ropemaker Street
London EC2Y 9HR
United Kingdom
Tel: +44 (0)20 7453 1000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b‑2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐
Non-accelerated filer ☐	Smaller reporting company ☐ Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF CONTENTS1

EXPLANATORY NOTE

This registration statement on Form S-8 (the “Registration Statement”) is filed by AngloGold Ashanti plc (the “Registrant”) for purposes of registering 20,000,000 ordinary shares of $1.00 each (the “Ordinary Shares”), of the Registrant under the 2024 Omnibus Incentive Compensation Plan, which was approved by the Registrant’s board of directors on February 21, 2024.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Note to Part I of Form S-8. The document containing the information specified in Part I will be delivered to participants in the 2024 Omnibus Incentive Compensation Plan covered by this Registration Statement as required by Rule 428(b)(1) under the Securities Act.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents previously filed with the Securities and Exchange Commission (the “Commission”) by the Registrant are incorporated by reference herein and shall be deemed a part hereof:

a)
the Registrant’s annual report on Form 20-F for the fiscal year ended December 31, 2023, filed with the Commission on April 25, 2024 (File No. 001-41815) (the “2023 Annual Report”), which contains audited consolidated financial statements for the most recent fiscal year for which such statements have been filed; and

b)
the description of the Registrant’s Ordinary Shares contained in the Registrant’s registration statement on Form F-4, initially filed with the Commission on June 23, 2023 (File No. 333-272867), including any amendment or report filed for the purpose of updating such description.

The following documents subsequently filed or furnished by the Registrant with or to the Commission after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed incorporated by reference into this Registration Statement:

●	reports filed under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act; and

●	reports furnished on Form 6-K that indicate that they are incorporated by reference in this Registration Statement.

For purposes of this Registration Statement, any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Except as hereinafter set forth, there is no provision of any contract, arrangement or statute under which any director or officer of the Registrant is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

Section 232 of the U.K. Companies Act 2006 provides as follows:

Any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.

Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company, or of an associated company, against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is void, except that it is permitted to:

a)	purchase and maintain for a director of the company insurance against any such liability,

b)	indemnify the director against liability incurred by the director to a person other than the company or an associated company (a “qualifying third party indemnity provision”), or

c)
indemnify a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with the company’s activities as trustee of the scheme (a “qualifying pension scheme indemnity provision”).

This section applies to any provision, whether contained in a company’s articles or in any contract with the company or otherwise.

Nothing in this section prevents a company’s articles from making such provision as has previously been lawful for dealing with conflicts of interest.

The Registrant’s articles of association provide that, as far as the legislation allows this, the Registrant can indemnify any director or former director of the company or any associated company against any liability.

The Registrant has provided for directors’ and officers’ liability insurance coverage for its directors and officers and those of its subsidiaries.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

Exhibit Number	Description	Page or Method of Filing
3.1	Articles of Association of AngloGold Ashanti plc adopted by a special resolution passed on September 11, 2023	Incorporated by reference to Exhibit 19.1 to AngloGold Ashanti plc’s Annual Report on Form 20-F (File No. 001-41815) filed with the Securities and Exchange Commission on April 25, 2024

5.1	Opinion of Slaughter and May, English law counsel	Filed herewith

23.1	Consent of PricewaterhouseCoopers Inc., independent registered public accounting firm	Filed herewith

23.2	Consent of Ernst & Young Inc., independent registered public accounting firm	Filed herewith

23.3	Consent of BDO LLP, independent registered public accounting firm	Filed herewith

23.4	Consent of Slaughter and May	Included as part of Exhibit 5.1

23.5	Consent of Chairperson of the Mineral Resource and Mineral Reserve Leadership Team	Filed herewith

23.6	Consents of the Qualified Persons for 2022 Technical Report Summary, Geita Gold Mine, A Life of Mine Summary Report	Filed herewith

23.7	Consents of the Qualified Persons for 2023 Technical Report Summary, Obuasi, A Life of Mine Summary Report	Filed herewith

23.8	Consents of the Qualified Persons for 2021 Technical Report Summary, Kibali Gold Mine, A Life of Mine Summary Report	Filed herewith

23.9	Consent of the Qualified Person for 2023 Technical Report Summary, Merlin deposit, Expanded Silicon project, An Initial Assessment Report	Filed herewith

24.1	Power of Attorney	See Signature Page

99.1	2024 Omnibus Incentive Compensation Plan	Filed herewith

107	Filing Fee Table	Filed herewith

Item 9. Undertakings.

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)
That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Greenwood Village, Colorado, United States of America, on this 25th day of April 2024.

ANGLOGOLD ASHANTI PLC

By:	/s/ Gillian Ann Doran
	Name:	Gillian Ann Doran
	Title:	Chief Financial Officer and Executive Director

POWER OF ATTORNEY

Each of the undersigned does hereby constitute and appoint Gillian Ann Doran and Lizelle Marwick, and each of them, individually, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, in his or her name, place and stead, in any and all capacities (including his or her capacity as a director and/or officer of the Registrant), to sign any and all amendments and post-effective amendments and supplements to this Registration Statement, and including any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities indicated below on the 25th day of April 2024.

Signature	Title
/s/ Alberto Calderon Zuleta	Chief Executive Officer and Executive Director (Principal Executive Officer)
Name: Alberto Calderon Zuleta

/s/ Gillian Ann Doran	Chief Financial Officer and Executive Director (Principal Financial Officer)
Name: Gillian Ann Doran

/s/ Ian Kramer	Senior Vice President Group Finance (Principal Accounting Officer)
Name: Ian Kramer

/s/ Maria da Conceição das Neves Calha Ramos	Chairman and Independent Non-Executive Director
Name: Maria da Conceição das Neves Calha Ramos

/s/ Rhidwaan Gasant	Independent Non-Executive Director
Name: Rhidwaan Gasant

/s/ Kojo Osei Frimpong Busia	Independent Non-Executive Director
Name: Kojo Osei Frimpong Busia

/s/ Alan Murray Ferguson	Independent Non-Executive Director
Name: Alan Murray Ferguson

/s/ Albert Headden Garner	Independent Non-Executive Director
Name: Albert Headden Garner

/s/ Scott Paul Lawson	Independent Non-Executive Director
Name: Scott Paul Lawson

/s/ Jinhee Magie	Independent Non-Executive Director
Name: Jinhee Magie

/s/ Maria Del Carmen Richter	Independent Non-Executive Director
Name: Maria Del Carmen Richter

/s/ Diana Li Sands	Independent Non-Executive Director
Name: Diana Li Sands

/s/ Jochen Erhard Tilk	Independent Non-Executive Director
Name: Jochen Erhard Tilk

/s/ Lisa Ali	Authorized Representative in the United States
Name: Lisa Ali